As filed with the Securities and Exchange Commission on July 23, 2010

Registration No. 333-161848

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALLAWAY GOLF COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	95-3797580
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008

(760) 931-1771

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brian P. Lynch

Vice President and Corporate Secretary

Callaway Golf Company

2180 Rutherford Road

Carlsbad, California 92008

(760) 931-1771

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Thomas D. Magill

David C. Lee

Gibson, Dunn & Crutcher LLP

3161 Michelson Drive

Irvine, California 92612-4412

(949) 451-3800

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 initially filed on September 10, 2009 (Registration No. 333- 161848) (as amended, the “Registration Statement”), deregisters certain shares of our 7.50% Series B Cumulative Perpetual Convertible Preferred Stock (“Preferred Stock”) and shares of our common stock issuable upon conversion of the Preferred Stock. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of our contractual obligation to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, we are filing this Post-Effective Amendment No. 1 to de-register, as of the effective date of this Post-Effective Amendment No. 1, all securities remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Callaway Golf Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on July 22, 2010.

CALLAWAY GOLF COMPANY

By:	/s/ GEORGE FELLOWS
Name:	George Fellows
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ GEORGE FELLOWS George Fellows	President and Chief Executive Officer (Principal Executive Officer) and Director	July 22, 2010

/s/ BRADLEY J. HOLIDAY Bradley J. Holiday	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 22, 2010

* Samuel H. Armacost	Director	July 22, 2010

* Ronald S. Beard	Chairman of the Board	July 22, 2010

* John C. Cushman, III	Director	July 22, 2010

* John F. Lundgren	Director	July 22, 2010

* Richard L. Rosenfield	Director	July 22, 2010

*By:	/s/ BRADLEY J. HOLIDAY
Bradley J. Holiday
Attorney-in-fact